UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ____)
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☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MIMEDX GROUP, INC.
811 Livingston Ct., S.E., Ste. B
Marietta, GA 30067
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 11, 2010
The Annual Meeting of Shareholders of MiMedx Group, Inc. (“MiMedx” or the “Company”) will be held on May 11, 2010, at 11:00 a.m. Eastern Daylight Time at                                         , for the following purposes:
1.	To elect directors;

2.	To approve an amendment to Article 10 of the Company’s Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office;

3.	To approve an amendment to Article 10 of the Company’s Articles of Incorporation to provide that directors may only be removed for cause;

4.	To approve an amendment to the Company’s Assumed 2006 Stock Incentive Plan;

5.	To ratify the appointment of Cherry, Bekaert & Holland L.L.P. as our independent registered public accounting firm for the current fiscal year; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on April 5, 2010, as the record date for us to determine those shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.
Shareholders who cannot attend the Annual Meeting may vote their shares over the Internet or by telephone, or by completing and promptly returning the enclosed proxy card or voting instruction form. Internet and telephone voting procedures are described in the enclosed proxy statement and on the proxy card or, if shares are held in “street name,” on the voting instruction form that shareholders receive from their brokerage firm, bank or other nominee in lieu of a proxy card.
Please vote as promptly as possible, whether or not you plan to attend the Annual Meeting. Even though you submit your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached proxy statement.
I look forward to welcoming you to the meeting.

Very truly yours,
/s/ Roberta L. McCaw
Roberta L. McCaw
Secretary

April ____, 2010

ii

Page
About this Proxy Statement	1

Election of Directors (Proposal 1)	3

Executive Officers	11

Executive Compensation	11

Outstanding Equity Awards at Fiscal Year-End	13

Equity Compensation Plan Information	15

Director Compensation	16

Stock Ownership	17

Certain Relationships and Related Transactions	18

Section 16(a) Beneficial Ownership Reporting Compliance	20

Approval of Proposal to Amend MiMedx’s Amended and Restated Certificate of Incorporation to Provide for the Classification of the Board of Directors (Proposal 2)	20

Approval of Proposal to Amend MiMedx’s Amended and Restated Certificate of Incorporation to Provide That Directors May Only Be Removed for Cause (Proposal 3)	22

Approval of Amendment to Assumed 2006 Stock Incentive Plan (Proposal 4)	22

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 5)	28

Report of the Audit Committee	29

Deadline for Shareholder Proposals	30

Additional Information	30

Appendix A: Certificate of Amendment to Articles of Incorporation of MiMedx Group, Inc.	A-1

Appendix B: MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan	B-1

iii

PRELIMINARY COPIES
MIMEDX GROUP, INC.
811 Livingston Court, S.E., Suite B
Marietta, Georgia 30067

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 11, 2010

This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of MiMedx Group, Inc. (“MiMedx” or the “Company”) to be held on May 11, 2010, at 11:00 a.m. Eastern Daylight Time at  ____________________________.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2010
The Proxy Statement, form of proxy and our 2009 Annual Report on Form 10-K are available at
http://www.proxyvote.com
This proxy statement, our Annual Report on Form 10-K for the nine months ended December 31, 2009, and the enclosed proxy card are being first sent or given to shareholders on or about April [9], 2010. The enclosed proxy card is solicited by the Company on behalf of our Board of Directors and will be voted at the Annual Meeting of Shareholders and any adjournments thereof.
Shareholders as of the close of business on April 5, 2010, the record date, may vote at the Annual Meeting. As of the record date,                      shares of common stock were outstanding and entitled to vote. Shareholders have one vote, non-cumulative, for each share of common stock held on the record date, including shares held directly in their name as “shareholder of record” and shares held in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.
This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by the Company’s officers, directors or employees. The Company will pay all expenses incurred in this solicitation. The Company will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.
Proposals for Shareholder Action
The matters proposed for consideration at the meeting are:
•	the election of directors;

•	approval of an amendment to Article 10 of the Company’s Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office;

•	approval of an amendment to Article 10 of the Company’s Articles of Incorporation to prohibit removing directors other than for cause;

•	approval of an amendment to the Company’s Assumed 2006 Stock Incentive Plan;

•	ratification of the appointment of Cherry, Bekaert & Holland L.L.P. as our independent registered public accounting firm for the current fiscal year; and

•	the transaction of such other business as may come before the meeting or any adjournment thereof.
Our Board of Directors recommends that you vote “FOR” the director nominees and the other proposals.

Voting
Shareholders of record may vote:
•	By Mail — To vote by mail using the enclosed proxy card, shareholders will need to complete, sign and date the proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

•	By Internet — Shareholders may vote over the Internet, by going to “www.proxyvote.com.” Shareholders will need to type in the Company Number and the Account Number indicated on the proxy card and follow the instructions.

•	By Telephone — Shareholders may vote over the telephone, by dialing 1-800-690-6903 in the United States or Canada from any touch-tone telephone and following the instructions. Shareholders will need the Company Number and the Account Number indicated on the proxy card.

•	By Attending the Meeting in Person — Shareholders may vote by attending the meeting in person and voting. Please contact Denise Bell at 678-384-6720 or dbell@mimedx.com in order to obtain directions to the Annual Meeting.
Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on May 10, 2010.
In addition, a large number of banks and brokerage firms participate in online programs that provide eligible beneficial owners who hold their shares in “street name” rather than as a shareholder of record, with the opportunity to vote over the Internet or by telephone. “Street name” shareholders who elected to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the shareholder information and voting instructions. If shareholders hold shares in “street name” and the voting instruction form received from the brokerage firm, bank or other nominee does not reference Internet or telephone information, or if you prefer to vote by mail, please complete and return the paper voting instruction form. In order to vote shares held in “street name” in person at the Annual Meeting, a proxy issued in the owner’s name must be obtained from the record holder (typically your brokerage firm, bank or other nominee) and presented at the Annual Meeting.
Shareholders of record and “street name” shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the shareholder is responsible.
If no instructions are indicated, your proxy will be voted “FOR” the election of the director nominees and the other proposals.
Other Matters
It is not anticipated that any other matters will be considered at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.
Revocation of Proxies
Each shareholder sending a proxy will have the power to revoke it at any time before it is exercised. The proxy may be changed or revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices at 811 Livingston Court, S.E., Suite B, Marietta, Georgia 30067, Attention: Corporate Secretary. The proxy may also be revoked by attending the meeting and voting in person.

Quorum and Vote Required
The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting and at any adjournments thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of common stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.
Directors are elected by the affirmative vote of the holders of a plurality of the shares of our capital stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. The affirmative vote of the holders of a majority of the shares of stock present in person or represented in proxy and entitled to vote is required to approve the other proposals.
Votes cast in person or by proxy, abstentions and broker non-votes will be tabulated by the inspector of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. The inspector of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter and will have the same effect as a vote against the proposal. If, with respect to any shares, a broker or other nominee submits a proxy card with a broker non-vote on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.
No Appraisal Rights
No appraisal rights are available under Florida law or our Charter or bylaws if you dissent from or vote against any of the proposals presented for consideration, and we do not plan to independently provide any such right to shareholders.
ELECTION OF DIRECTORS
(PROPOSAL 1)
If Proposal 2 is not adopted, the directors elected at the Annual Meeting will serve for a term of one year or until their respective successors are duly elected and qualified. If Proposal 2 is adopted, and the directors nominated and elected in this Proposal 1 are elected, they will be elected for the terms set forth below under “Classification of Directors” in Proposal 2. With respect to the election of directors, you may (i) vote “for” all of the nominees, or (ii) “withhold” with respect to some or all nominees. Directors are elected by the affirmative vote of the holders of a plurality of the shares of our capital stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. As a result, the nine director nominees that receive the most votes will be elected. Broker non-votes will not be counted as votes for or against any nominee or director. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.
Parker H. “Pete” Petit, age 70, joined the Company as Chairman of the Board of Directors, Chief Executive Officer and President in February 2009. From May 2008 until he joined the Company, Mr. Petit was the President of The Petit Group, LLC, a private investment company. Prior to that, Mr. Petit was the Chairman and CEO of Matria Healthcare, Inc., (Nasdaq: MATR), which was sold to Inverness Medical Innovations, Inc. in May 2008. Matria Healthcare was a former subsidiary of Healthdyne, Inc., which Mr. Petit founded in 1971. Mr. Petit served as Chairman and CEO of Healthdyne and some of its publicly traded subsidiaries after Healthdyne became a publicly traded company in 1981. Mr. Petit received his bachelor’s degree in Mechanical Engineering and Master of Science degree in Engineering Mechanics from Georgia Tech and an MBA degree in Finance from Georgia State University. At Georgia Tech, Mr. Petit funded a professorial chair for “Engineering in Medicine”, endowed the Petit Institute for Bioengineering and Bioscience, and assisted with the funding of the Biotechnology Building which bears his name. At Georgia State University, he assisted with the funding of the Science Center building which also bears his name. In 1994, he was inducted into the Technology Hall of Fame of Georgia. In 2007, he was inducted into the Georgia State Business Hall of Fame. Mr. Petit has previously served as a member of the Board of Directors of the Georgia Research Alliance, which is chartered by the State of Georgia to promote high technology and scientific development in the State. He serves as a member of the Board of Directors of: Intelligent Systems Corporation (NYSE Amex: INS). Mr. Petit was nominated as a director due to his extensive healthcare business experience and leadership success.
Steve Gorlin, age 72, serves as a Director of the Company. He served as Chairman of the Board of Directors and a Director of Alynx Co. (“Alynx”), the Company’s predecessor, during February 2008, and MiMedx Group, Inc. from March 2008 to February 2009. Mr. Gorlin served as Chairman of MiMedx, Inc. from its inception in November 2006 to February 2009. Mr. Gorlin continues to serve as an employee of the Company as an advisor to Mr. Petit and in connection with the Company’s efforts to raise additional capital. Over the past 35 years, Mr. Gorlin has founded several biotechnology and pharmaceutical companies, including Hycor Biomedical, Inc., Theragenics Corporation, CytRx Corporation, Medicis Pharmaceutical Corporation, EntreMed, Inc., Surgi-Vision, Inc., DARA BioSciences, Inc. [NasdaqCM:DARA], SpineMedica Corp., and Medivation, Inc. [NasdaqGM: MDVN]. Mr. Gorlin served as the Chairman of the Board of Directors and Chief Executive Officer of DARA BioSciences, Inc. from July 2002 to January 2007, and continued to serve as Co-Chairman of the Board of Directors until January 2009. Mr. Gorlin also currently serves on the Board of Directors of the following private companies: Nano Technology Corporation, Surgi-Vision, Inc., and Simtrol, Inc. Mr. Gorlin served for many years on the Business Advisory Council to the Johns Hopkins School of Medicine and presently serves on the board of The Johns Hopkins Alliance for Science and Technology Development and the board of the Andrews Foundation for Research and Education. He also founded a number of non-medical related companies, including Perma-Fix, Inc., Pretty Good Privacy, Inc., and Judicial Correction Services, Inc. He started The Touch Foundation, a nonprofit organization for the blind and was a principal financial contributor to the founding of Camp Kudzu for diabetic children. He also serves on the Board of Directors of the Mercy and Sharing Foundation. Mr. Gorlin was nominated as a director due to his extensive healthcare business experience and success in founding and nurturing biotechnology and pharmaceutical companies.
Kurt M. Eichler, age 52, serves on our Board of Directors. He became a Director of Alynx in February 2008 and of MiMedx Group, Inc. in March 2008. He was first elected as a Director of MiMedx, Inc. in April 2007. Mr. Eichler is employed by LCOR Incorporated, a multi-billion dollar real estate investment and development company, where he has worked since 1981 and is currently serving as Principal and Executive Vice President in charge of operations of the metropolitan New York region. Mr. Eichler also serves on LCOR’s Executive Committee. Previously, Mr. Eichler worked for Merrill Lynch, Hubbard in the Real Estate Debt and Equity Finance Group. During his tenure at LCOR, Mr. Eichler has assumed responsibility for the acquisition, development, management and sale of millions of square feet of real estate, including urban and suburban office properties, multifamily rental communities and a $1.4 billion airline terminal redevelopment project at John F. Kennedy International Airport. Among the other major developments on which Mr. Eichler has worked are 101 Hudson in Jersey City, New Jersey, a 1.2 million-square-foot, 42-story office tower; and the Foley Square Federal Office Building in New York City, a 974,000 square-foot, 34-story office tower for the US Attorney’s office, the Environmental Protection Agency and the Internal Revenue Service. Currently, Mr. Eichler is an investor in several biotech companies, and his previously served as a Director of DARA BioSciences, Inc, a publicly-traded company [NasdaqCM: DARA]. Mr. Eichler was nominated as a director due to his extensive business experience, both as an executive and as a director.

Charles E. (“Chuck”) Koob, age 65, serves on our Board of Directors. He became a Director of Alynx in February 2008, and of MiMedx Group, Inc. in March 2008. He was first elected as a Director of MiMedx, Inc. in April 2007. Mr. Koob joined the law firm of Simpson Thacher & Bartlett, LLP in 1970 and became a partner in 1977. He retired from that firm on January 1, 2007. While at that firm, Mr. Koob was the co-head of the Litigation Department and served on the Firm’s Executive Committee. Mr. Koob specialized in competition, trade regulation and antitrust issues. Throughout his 37-year tenure, he represented clients before the Federal Trade Commission, the Antitrust Division of the Department of Justice, and numerous state and foreign competition authorities. His résumé includes the representation of Virgin Atlantic Airways, Archer Daniels Midland, and Kohlberg Kravis Roberts and Co. He received his B.A. from Rockhurst College in 1966 and his J.D. from Stanford Law School in 1969. In addition to his practice, Mr. Koob is trustee of the Natural Resources Defense Council, is President of the Yellowstone Park Foundation, and is the co-chair of the Steering Committee for the current campaign for Stanford Law School. Mr. Koob is the brother of Dr. Thomas J. Koob, Chief Scientific Officer of MiMedx, Inc. Mr. Koob was nominated as a director due to his 37 years of legal expertise in representing both publicly traded and privately held businesses.
Larry W. Papasan, age 69, serves on our Board of Directors. He became a Director of Alynx in February 2008 and of MiMedx Group, Inc. in March 2008. He was first elected as a Director of MiMedx, Inc. in April 2007. From July 1991 until his retirement in May 2002, Mr. Papasan served as President of Smith & Nephew Orthopaedics. Mr. Papasan has been a Director and Chairman of the Board of Directors of BioMimetic Therapeutics, Inc. (NasdaqGM:BMTI) since August 2005. BioMimetic Therapeutics, Inc. is developing and commercializing bio-active recombinant protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, periodontal, spine and sports injury applications. Mr. Papasan has also served as a member of the Board of Directors of Reaves Utility Income Fund (NasdaqCM:UTG), a closed-end management investment company, since February 2003 and of Triumph Bankshares, Inc. (a bank holding company) since April 2005. Mr. Papasan also serves as a Director of SSR Engineering, Inc., and AxioMed Spine Corporation. Since January 2009 Mr. Papasan has also served as a member of the Board of Directors of ExtraOrtho, Inc. Mr. Papasan was nominated as a director due to his extensive business experience, including experience in the medical device field, as well as experience as a director of several other companies, both public and private.
Andrew K. “Kreamer” Rooke, Jr., age 26, serves on our Board of Directors. He became a Director of MiMedx Group, Inc. in February 2009. Mr. Rooke is an investor in the Company and worked directly with the Steven Gorlin from January 2007 to June 2008, during which time he advised on the acquisition of SpineMedica Corp. and aided in the Company’s emergence into the public markets. During this time, he also worked with the Gorlin Companies, assisting in the management and capitalization of portfolio companies and new investment opportunities. Prior to joining Larsen MacColl Partners, a private equity firm located in Pennsylvania in July 2009, Mr. Rooke handled his family’s private investments and company’s affairs. From July 2008 to November 2008, Mr. Rooke worked as an Investment Banking Analyst in the Global Healthcare Group of Collins Stewart, Inc. He has worked with over eight different companies, across several industries, on either a consulting or full-time basis and has initiated the investment of more than $25 million in lower/middle market opportunities. From 2003 to 2006, Mr. Rooke studied at the University of Pennsylvania, where he received a bachelor’s degree in Economics. Mr. Rooke was nominated as a director due to his investment expertise.

Joseph G. Bleser, age 64, serves on our Board of Directors. He became a Director of MiMedx Group, Inc. in September 2009. He has been the Managing Member of J. Bleser, LLC, a financial consulting firm, since July 1998. Prior to July 1998, Mr. Bleser had over fifteen years experience as chief financial officer and other financial executive positions in various publicly traded companies, including HBO & Company, Allegiant Physician Services, Transcend Services, Inc. and Healthcare.com. Mr. Bleser is a licensed Certified Public Accountant with ten years of experience in public accounting with Arthur Andersen LLC, an international public accounting firm. Mr. Bleser is a member of the Board of Directors, the Audit Committee and the Corporate Governance Committee of Transcend Services, Inc. [NASDAQ: TRCR]. Mr. Bleser also served as director of Matria Healthcare, Inc. until it was acquired by Inverness Medical Innovations, Inc. in May 2008. In addition, Mr. Bleser serves on the Board of Directors of a privately held information technology solutions company. Mr. Bleser was nominated as a director due to his extensive financial background and experience as a member of the Audit Committee of other publicly traded companies.
J. Terry Dewberry, age 66, serves on our Board of Directors. He became a Director of MiMedx Group, Inc. in September 2009. Mr. Dewberry is a private investor with significant experience at both the management and board levels in the healthcare industry. He has extensive experience in corporate mergers and takeovers on both the buy and sell sides at sizes up to $5 billion. He has served on the Boards of Directors of several publicly traded healthcare products and services companies, including Respironics, Inc. (Nasdaq:RESP) (1998-2008), Matria Healthcare, Inc. (Nasdaq:MATR) (2006-2008), Healthdyne Information Enterprises, Inc. (1996-2002), Healthdyne Technologies, Inc. (1993-1997), Home Nutritional Services, Inc. (1989-1994) and Healthdyne, Inc. (1981-1996). From March 1992 until March 1996, Mr. Dewberry was Vice Chairman of Healthdyne, Inc. From 1984 to 1992, he served as President and Chief Operating Officer, and Executive Vice President of Healthdyne, Inc. Mr. Dewberry received a Bachelor of Electrical Engineering from Georgia Institute of Technology in 1967 and a Masters of Public Accounting from Georgia State University in 1972. He currently serves on the board of DrTango, Inc., a private company in the multicultural communications and health management industry. Mr. Dewberry was nominated as a director due to his extensive business and financial background and experience as a member of the Board s of Directors of other publicly traded companies and a member of the Audit Committee of at least one other public company.
Bruce Hack, age 61, serves on our Board of Directors. He became a Director of MiMedx Group, Inc. in December 2009. Mr. Hack was Vice Chairman of the Board of Directors and Chief Corporate Officer of Activision Blizzard (Nasdaq:ATVI) until 2009. Prior to that, Mr. Hack was Chief Executive Officer of Vivendi Games, from 2004 to 2008, Vice Chairman of the Board of Directors of Universal Music Group, from 1998 to 2001, and Chief Financial Officer of Universal Studios, from 1995 to 1998. From 1982-1994, Mr. Hack held several positions at The Seagram Company, including: Assistant to the Executive Vice President, Sales and Marketing for Seagram USA; Director, Strategic Planning, at The Seagram Company Ltd.; and Chief Financial Officer of Tropicana Products, Inc. Prior thereto, he was a trade negotiator for the U.S. Treasury. He has been Director of iSuppli Corporation since September 2007. Mr. Hack earned a B.A. in government at Cornell University and an M.B.A. in finance at the University of Chicago. Mr. Hack was nominated as a director due to his business expertise, particularly as it relates to sales and marketing, and experience as a member of the Boards of Directors of other companies, both public and private.
Board of Directors Leadership Structure
Our Board of Directors has carefully considered the benefits and risks in combining the role of Chairman of the Board of Directors and Chief Executive Officer and has determined that Mr. Petit is the most qualified and appropriate individual to lead our Board of Directors as its Chairman. The Board of Directors believes there are efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board of Directors. As our Chief Executive Officer, Mr. Petit is responsible for the day-to-day operation of the Company and for the implementation of the Company’s strategy. Mr. Petit serves as a bridge between management and our Board of Directors, ensuring that both groups act with a common purpose. Our Board of Directors further noted that the combined role of Chairman of the Board of Directors and Chief Executive Officer facilitates centralized leadership in one person so that there is no ambiguity about accountability. Our Board of Directors also considered Mr. Petit’s knowledge regarding our operations and the industries and markets in which we compete and his ability to promote communication, to synchronize activities between our Board of Directors and our senior management and to provide consistent leadership to both our Board of Directors and our Company.

In determining whether to combine the roles of Chairman of the Board of Directors and Chief Executive Officer, our Board of Directors closely considered our current system for ensuring significant independent oversight of management, including the following: (1) only two members of our Board of Directors, Mr. Petit and Mr. Gorlin, also serve as employees; (2) each director serving on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is independent and (3) the Compensation Committee annually evaluates the Chief Executive Officer’s performance and has the authority to retain independent compensation advisors.
The Board of Directors has not designated a lead independent director.
Director Independence
We are not a “listed company” under SEC rules and are therefore not required to comply with the director independence requirements of any securities exchange. However, in determining whether our directors are independent, we apply the standards set forth in the rules of the NYSE Amex. The Company qualifies as a “smaller reporting company” as that term is defined in Item 10(f)(1) of Regulation S-K because its public float as of the last business day of the Company’s most recent second fiscal quarter was less than $75.0 million. As a result, the rules of the NYSE Amex require that at least 50% of the members of our Board of Directors be independent, which means that they are not officers of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Board of Directors has determined that five of its nine directors, Larry W. Papasan, Kurt M. Eichler, J. Terry Dewberry, Joseph Bleser, and Bruce L. Hack are “independent,” as defined by the listing standards of the NYSE Amex, Section 10A(m)(3) of the Exchange Act, and the rules and regulations of the SEC.
Board of Directors Risk Oversight
The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility.
Meetings and Committees of the Board of Directors
During the nine months ended December 31, 2009, there were four meetings of the Board of Directors, one of which was a telephonic meeting. Each incumbent director attended at least 75% of the aggregate total number of the meetings of the Board of Directors during the nine months ended December 31, 2009, and the meetings of the Board of Directors committees on which he served during that fiscal year.
In addition to other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company’s Board of Directors has the following standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.
We strongly encourage each of our directors to attend in person each annual meeting of shareholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. No annual meeting was held in the nine months ended December 31, 2009.
Audit Committee and Audit Committee Financial Expert
We are not a “listed company” under SEC rules and are therefore not required to have an audit committee comprised of independent directors. However, our goal is to comply with the rules of the NYSE Amex, which require that as a “smaller reporting company,” as that term is defined in Item 10(f)(1) of Regulation S-K, the Audit Committee of the Board of Directors be comprised of at least two members, all of whom qualify as “independent” under the criteria set forth in Rule 10 A-3 of the Exchange Act.
We established an Audit Committee comprised of three independent members of our Board of Directors in April 2008. We currently have three members on our Audit Committee; J. Terry Dewberry (Chairman), Joseph G. Bleser, and Larry W. Papasan, each of whom satisfies the independence standards of the NYSE Amex rules. The Board of Directors has determined that Mr. Dewberry is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Securities and Exchange Commission (“SEC”) Regulation S-K. The charter for the Audit Committee is posted on our website at www.mimedx.com.

As part of its duties, the Audit Committee:
•	Oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•	Reviews the Company’s financial statements with management and the Company’s outside auditors, and recommends to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	Establishes policies and procedures to take, or recommends that the full Board of Directors take, appropriate action to oversee the independence of the outside auditors;

•	Establishes policies and procedures for the engagement of the outside auditors to provide permitted non-audit services;

•	Takes responsibility for the appointment, compensation, retention, and oversight of the work of the Company’s outside auditors and recommends their selection and engagement;

•	Ensures that the outside auditors report directly to the Audit Committee;

•	Reviews the performance of the outside auditors and takes direct responsibility for hiring and, if appropriate, replacing any outside auditor failing to perform satisfactorily;

•	Provides, as part of any proxy filed pursuant to SEC regulations, the report required by SEC regulations; and

•	Establishes procedures for handling complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.
The Audit Committee held three meetings during the nine months ended December 31, 2009.
Compensation Committee
We established our Compensation Committee in April 2008. Currently, its membership consists of Mr. Eichler, who serves as the Committee Chairman, Messrs. Papasan and Bleser. The Compensation Committee held one meeting during the nine months ended December 31, 2009. All members of the Compensation Committee meet the independence standards of the NYSE Amex rules. Pursuant to its charter, the Compensation Committee is responsible for establishing the Company’s overall compensation philosophy and programs and exercising the authority of the Board of Directors in the administration of all compensation plans and programs. The Compensation Committee also is charged with reviewing the performance of the Company’s Chief Executive Officer, reviewing and approving compensation arrangements for and contractual arrangements with the Company’s executive officers, and reviewing and recommending to the full Board of Directors for approval contractual incentive and equity-based compensation plans and directors’ compensation. The charter for the Compensation Committee is posted on our website at www.mimedx.com. The Committee establishes compensation for executive officers and directors based on peer data, the Company’s resources and, with respect to executive officers, the qualifications and experience of the executive.

Nominating and Corporate Governance Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors
We established our Nominating and Corporate Governance Committee in April 2008. Its membership currently consists of Mr. Papasan, who serves as the Committee Chairman, Messrs. Eichler, Dewberry and Bleser. The charter for this Committee requires that it annually present to the Board of Directors a list of individuals, who meet the criteria for Board of Directors membership, recommended for nomination for election to the Board of Directors at the annual meeting of shareholders and also consider suggestions received from shareholders regarding director nominees in accordance with any procedures adopted from time to time by the Nominating and Corporate Governance Committee. All of the Committee members meet the independence requirements of the NYSE Amex rules. The charter for the Nominating and Corporate Governance Committee is posted on our website at www.mimedx.com. The Nominating and Corporate Governance Committee held two meetings during the nine months ended December 31, 2009.
No material changes have been made to the procedures by which our shareholders may recommend nominees to our Board of Directors since we last described these procedures in the Form 10-K/A filed with the SEC on July 29, 2009. However our Nominating and Corporate Governance Committee adopted a formal policy consistent with those procedures and our bylaws in March 2010.
Evaluation of Director Candidates
In evaluating and recommending director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate based on current needs. These factors may include leadership skills, business judgment, relevant expertise and experience, whether the candidate has a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly-traded company in today’s business environment, relevant regulatory experience, decision-making ability, interpersonal skills, community activities and relationships, and the interrelationship between the candidate’s experience and business background and other Board members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serving on the Board of Directors.
To date, nominees for appointment and election to our Board of Directors have been selected pursuant to an informal process. Each person selected has been personally known to one or more members of the Board of Directors or to our executive team, and has been nominated based upon a recommendation made to the Nominating and Corporate Governance Committee or the Board of Directors (prior to formation of that Committee). The Nominating and Corporate Governance Committee has not established a policy for consideration of diversity in its nominating process.
In accordance with our bylaws, the Nominating and Corporate Governance Committee will consider for nomination candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Board of Directors for consideration as a nominee to the Board of Directors, such shareholder must submit in writing to the Secretary of the Company:
•	the name, age and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the nominee’s qualifications to serve as a director;

•	such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of directors pursuant to the rules and regulations of the SEC;

•	the name and residence address of the notifying shareholder; and

•	the number of shares owned by the notifying shareholder, and shall be accompanied by the nominee’s written consent to being named a nominee and serving as a director if elected.

This information must be delivered or mailed to the Secretary of the Company: (a) in the case of an annual meeting of shareholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days prior to such anniversary date; and (b) in the case of an annual meeting of shareholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, or in the case of a special meeting of shareholders, not later than the close of business on the tenth day following the day on which the notice of meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.
A shareholder making any proposal shall also comply with all applicable requirements of the Exchange Act.
Candidates properly by shareholders will receive the same consideration as candidates presented by other persons. Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.
Shareholder Communications with the Board of Directors
MiMedx shareholders may communicate with the Board of Directors, or individual specified directors, in writing addressed to:
Board of Directors
c/o Corporate Secretary
811 Livingston Court, S.E.
Suite B
Marietta, Georgia 30067
The Corporate Secretary will review each shareholder communication. The Corporate Secretary will forward to (i) the entire Board of Directors, (ii) the non-management members of the Board of Directors, if so addressed, or (iii) the members of a Board of Directors committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility, each communication that (a) relates to MiMedx’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against MiMedx or a team member or further a personal interest not shared by other shareholders generally.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer (our principal executive officer), Chief Financial Officer (our principal accounting officer), controller, and persons performing similar functions. A copy is posted on our website at www.mimedx.com In the event that we amend any of the provisions of the Code of Business Conduct and Ethics that require disclosure under applicable law, SEC rules or applicable listing standards, we intend to disclose the amendment on our website.
Any waiver of the Code of Business Conduct and Ethics for any executive officer or director must be approved by the Board of Directors and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

EXECUTIVE OFFICERS
In addition to Messrs. Petit and Gorlin, who are also directors, the following persons currently serve as our executive officers:
William C. Taylor, age 41, became our President and Chief Operating Officer in September 2009. He is an operating executive with more than 20 years’ experience in healthcare product design, development and manufacturing. From 2001 through 2008, Mr. Taylor was President and CEO of Facet Technologies, LLC, a medical device company focused on medical device design, development, and manufacturing for OEM clients, such as Abbott, Bayer, BD, LifeScan (J&J), Roche, and Flextronics. Over his 14 year career at Facet and its predecessor company, Gainor Medical, he held various management positions, beginning with R&D, QA & Regulatory Affairs and progressing through General Management. Mr. Taylor was instrumental in growing the design and manufacturing business of Gainor Medical from $14 million in revenue to over $40 million, when the company was sold to Matria Healthcare. As President, he led the company to the number one market position in Microsampling and grew it to over $85 million in revenue. He also led the company as CEO for 18 months after it was sold to Water Street Healthcare Partners. Mr. Taylor started his career in healthcare at Miles, Inc., Diagnostics Division (now Bayer Healthcare) as an engineering co-op, and then progressed to project management and senior mechanical engineering positions. A graduate of Purdue University, Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering and is co-inventor on eight patents.
Michael J. Senken, age 51, joined the Company as Chief Financial Officer in January 2010. Prior to joining the Company he was the Vice President and Chief Financial Officer of Park ‘N Fly, Inc. from August 2007 to September 2009. From August 2005 to August 2007, Mr. Senken was Vice President & Chief Financial Officer of Patient Portal Technologies (OTCBB:PPRG). From June 2005 to August 2005, Mr. Senken was a consultant for JC Jones LLC. From 2002 to 2004, Mr. Senken was Senior Vice President & General Manager-Broadband Consumer Lifestyle for Philips Consumer Electronics. Prior thereto, Mr. Senken was employed by Philips Broadband Networks, serving as Senior Vice President & General Manager from 1996-2002, as Vice President and Chief Financial Officer from 1986 to 2002, and as Controller from 1983 to 1986. From 1980 to 1983, Mr. Senken was an auditor for Philips Electronics North America.
Roberta McCaw, age 54, was appointed General Counsel and Secretary in September 2009. Ms. McCaw is a lawyer in private practice and had been a consultant to the Company since January 2009. From February 2006 through May 2008, Ms. McCaw served as Senior Vice President, General Counsel and Secretary of Matria Healthcare, Inc., a publicly traded healthcare and medical device company. She previously served as Vice President — Legal, General Counsel and Secretary of Matria from April 1998 to February 2006. She was Assistant General Counsel and Assistant Secretary of Matria from December 1997 to April 1998, and Assistant General Counsel of Matria from July 1996 to December 1997. Prior to joining Matria, Ms. McCaw was a partner in a Connecticut-based law firm. She is a graduate of the University of Connecticut School of Law. Prior to law school, Ms. McCaw studied accounting at Miami University and Cleveland State University, and worked as a Certified Public Accountant.
Thomas J. Koob, Ph.D., age 61, is an Executive Vice President and Chief Scientific Officer and the inventor of the patents that are the basis of the Company’s license agreement with Shriners Hospital for Children and the University of South Florida. Dr. Koob has served as the Chief Scientific Officer of MiMedx, Inc. since March 2007. He received his Ph.D. in Biochemistry from Washington University School of Medicine in St. Louis. He completed four years of post-doctoral training at Harvard Medical School and four years of specialty training in the Laboratory of Skeletal Disorders, Department of Orthopedics at Children’s Hospital Medical Center in Boston. As Section Chief of Skeletal Biology at Shriners Hospital for Children in Tampa, a position he held from June 1992 to August 2006, he developed and patented a core technology now licensed to MiMedx, Inc. He has published over 125 biomedical and biological articles and 12 book chapters. Dr. Koob is the brother of Charles E. Koob, who is one of our directors.
EXECUTIVE COMPENSATION
We established our Compensation Committee in April 2008. Its membership currently consists of Kurt M. Eichler (Chairman), Larry W. Papasan and Joseph G. Bleser. The Board of Directors has determined that each of the members is “independent,” as described above. The charter for the Compensation Committee is posted on our website at www.mimedx.com.
The following table summarizes the compensation paid by the Company for services in all capacities rendered to the Company during the nine months ended December 31, 2009, and the years ended March 31, 2009, and 2008, by the individual who served as our principal executive officer during the nine months ended December 31, 2009, and by each of the two other most highly compensated executive officers serving as executive officers at the end of 2009. These individuals are referred to collectively as our Named Executive Officers.

Summary Compensation Table

					Stock	Option	All Other
Name and Principal	Reporting	Salary		Bonus	Awards	Awards	Compensation	Total
Position	Period	($)		($)	($)	($) (1)	($)	($)
Parker H. “Pete” Petit,	Nine Months
Chairman of the	Ended
Board of Directors, and CEO	12/31/09	190,961		—	—	100,000	—	290,961
	Year Ended
	3/31/09	22,212		—	—	490,000	—	512,212
	3/31/08	—		—	—	—	—	—

Thomas J. Koob, Ph.D.	Nine Months
Chief Scientific	Ended
Officer, MiMedx, Inc.	12/31/09	145,469		—	—	60,000	—	205,469
	Year Ended
	3/31/09	183,750		—	—	—	—	183,750
	3/31/08	175,000		—	—	59,930	—	234,930

William C. Taylor,	Nine Months
President and Chief	Ended
Operating	12/31/09	60,940	(2)	—	—	442,500	—	503,440
	Year Ended
	3/31/09	—		—	—	—	—	—
	3/31/08	—		—	—	—	—	—

(1)	The Company follows the provisions of ASC topic 718 “Compensation — Stock compensation” which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments. The assumptions made in the valuation of our option awards is disclosed in Note 9 to our consolidated financial statements contained in our Annual Report on Form 10-K for the nine months ended December 31, 2009.

(2)	Prior to joining the Company Mr. Taylor was paid $69,400 for consulting services which is not included in this amount.
Narrative to Summary Compensation Table
We have no employment agreements with any of our Named Executive Officers. The material terms of our employment arrangements with each of our Named Executive Officers is described below:
•	Effective February 24, 2009, Mr. Petit was appointed our President and Chief Executive Officer, in addition to being elected as Chairman of the Board of Directors. He was awarded a base salary of $225,000 and granted one million options, of which 70% vested immediately and the remainder will vest in equal increments on each of the next two anniversaries of the grant date. Additionally, Mr. Petit was awarded 250,000 options on July 31, 2009, of which 25% vested immediately and the remainder to vest in equal installments on each of the next three anniversaries of the grant date. Mr. Petit relinquished his position as President upon the appointment of Mr. William C. Taylor in September 2009. On February 23, 2010, the Compensation Committee approved an increase in Mr. Petit’s annual base salary to $325,000 effective March 1, 2010.

•	On March 1, 2007, we had entered into an employment agreement with Dr. Koob, our Chief Scientific Officer, which agreement expired by its terms on February 28, 2010. Dr. Koob currently receives an annual base salary of $183,700. Mr. Koob was awarded 150,000 options on July 31, 2009, of which 25% vested immediately and the remainder to vest in equal installments on each of the next three anniversaries of the grant date.

•	Effective September 22, 2009, Mr. Taylor was appointed our President and Chief Operating Officer. He was awarded a base salary of $225,000 and granted 750,000 options, of which 50% vest on the one year anniversary of the grant date and the remainder to vest in equal installments on the next two anniversaries of the grant date. On February 23, 2010, the Compensation Committee approved an increase in Mr. Taylor’s base salary to $300,000 effective March 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table shows the number of shares covered by exercisable and unexercisable options held by our Named Executive Officers on December 31, 2009. We have not made any equity awards under incentive plans and no equity incentive plan awards are outstanding on December 31, 2009.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option
	(#)	(#)		Exercise Price	Option
Name	Exercisable	Unexercisable		($)	Expiration Date
Parker H. “Pete” Petit	700,000	300,000	(1)	0.73	2/24/2019
	62,500	187,500	(2)	0.50	7/31/2014

Thomas J. Koob, Ph.D.	75,000	25,000	(3)	1.00	6/15/2012
	75,000	25,000	(4)	2.40	9/25/2012
	37,500	112,500	(2)	.50	7/31/2014

William C. Taylor	2,500	750,000	(5)	.70	9/22/2019
	2,500	7,500	(2)(6)	.50	7/30/2019

(1)	The unexercisable portion of this option as of December 31, 2009, vests and becomes exercisable in equal installments on each of February 24, 2010 and 2011.

(2)	The unexercisable portion of this option as of December 31, 2009, vests and becomes exercisable in equal installments on each of July 31, 2010, 2011, and 2012.

(3)	The unexercisable portion of this option as of December 31, 2009, vests and becomes exercisable on June 15, 2010.

(4)	The unexercisable portion of this option as of December 31, 2009, vests and becomes exercisable on September 25, 2010.

(5)	The unexercisable portion of this option as of December 31, 2009, vests and becomes 50% exercisable on September 22, 2009, and the remainder to vest in equal installments on September 22, 2011, and 2012.

(6)	Mr. Taylor received these options for consulting services prior to his appointment as President and Chief Operating Officer.
There were no exercises of stock options by the Named Executive Officers during the nine months ended December 31, 2009.

MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan
MiMedx, Inc. adopted its 2006 Stock Incentive Plan effective November 27, 2006 (the “Plan”). The Plan was assumed by Alynx, Co. in a merger transaction (the “Merger”), and thereafter by MiMedx Group, Inc. In July 2008, the Plan was renamed the “MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan.” The Plan is administered by the Compensation Committee. See “Approval of Amendment of Assumed 2006 Stock Incentive Plan (Proposal 3)” below for additional information regarding the Plan.
Assumption of the SpineMedica Corp. Stock Option Plans
Each stock option to purchase shares of SpineMedica Corp.’s common stock (each a “SpineMedica Stock Option”) that was outstanding immediately prior to the acquisition of SpineMedica Corp., whether or not then vested or exercisable (each, an “Assumed Option”), as adjusted, was assumed by MiMedx, Inc. when it acquired SpineMedica Corp., by Alynx, Co. upon consummation of the Merger, and thereafter by MiMedx Group, Inc.
MiMedx, Inc. 2005 Assumed Stock Plan (formerly the SpineMedica Corp. 2005 Employee, Director and Consultant Stock Plan)
MiMedx, Inc. assumed the SpineMedica Corp. 2005 Employee, Director, and Consultant Stock Plan (the “2005 Assumed Plan”) in connection with its acquisition of SpineMedica Corp. in July 2007. Following MiMedx, Inc.’s acquisition of SpineMedica Corp., the Board of Directors of MiMedx, Inc. declared that no awards (as defined in the 2005 Assumed Plan) would be issued under the 2005 Assumed Plan. The 2005 Assumed Plan was assumed by Alynx, Co. in the Merger and thereafter by MiMedx Group, Inc. The 2005 Assumed Plan is administered by the Compensation Committee. All share amounts in this section represent number of shares of MiMedx Group, Inc. common stock. As of December 31, 2009, options to acquire 861,250 shares are outstanding.
MiMedx, Inc. Assumed 2007 Stock Plan (formerly the SpineMedica Corp. 2007 Stock Incentive Plan)
MiMedx, Inc. assumed the SpineMedica Corp. 2007 Stock Incentive Plan (the “2007 Assumed Plan”) in connection with its acquisition of SpineMedica Corp. in July 2007. Following MiMedx, Inc.’s acquisition of SpineMedica Corp., the Board of Directors of MiMedx, Inc. declared that no awards (as defined in the 2007 Assumed Plan) shall be issued under the 2007 Assumed Plan. The 2007 Assumed Plan was assumed by Alynx, Co. in the Merger and thereafter by MiMedx Group, Inc. The 2007 Assumed Plan is administered by the Compensation Committee. All share amounts in this section represent number of shares of MiMedx Group, Inc. common stock. As of December 31, 2009, options to acquire 95,000 shares are outstanding.
Potential Payments upon Termination or Change in Control
The only arrangements the Company has with its directors and executive officers with respect to termination of employment or change in control are those that relate to its stock incentive plans.
Upon a “change in control,” as defined in the 2006 Stock Incentive Plan and subject to any requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the (“Code”), the administrator (currently the Compensation Committee) will have discretion to determine the effect, if any, on awards granted under the Plan. The administrator may determine that an award may vest, be earned or become exercisable, may be assumed or substituted, may be cancelled, or that other actions or no actions will be taken.

Upon a Corporate Transaction (as defined in the 2005 Assumed Plan) and subject to any Code Section 409A requirements, with respect to outstanding options the administrator (currently the Compensation Committee) shall (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of common stock in connection with the Corporate Transaction or securities of any successor or acquiring entity, or (ii) upon written notice to the participants, provide that all options must be exercised, within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options over the exercise price thereof. With respect to outstanding stock grants, the administrator shall either (i) make appropriate provisions for the continuation of such stock grants by substituting on an equitable basis for the shares then subject to such stock grants either the consideration payable with respect to the outstanding shares of common stock in connection with the Corporate Transaction or securities of any successor or acquiring entity, or (ii) upon written notice to the participants, provide that all stock grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the stock grants shall terminate, or (iii) terminate all stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the administrator may waive any or all Company repurchase rights with respect to outstanding stock grants.
Upon a “change in control,” as defined in the 2007 Assumed Plan and subject to any Code Section 409A requirements, all options and SARs outstanding as of the date of such change in control shall become fully exercisable, whether or not then otherwise exercisable. Any restrictions, performance criteria and/or vesting conditions applicable to any restricted award shall be deemed to have been met, and such awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable award. Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization, sale of all or substantially all of the assets of the Company, the administrator (currently the Compensation Committee) may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the 2007 Assumed Plan shall not vest or become exercisable on an accelerated basis, if the Company or the surviving or acquiring corporation shall have taken such action, including but not limited to the assumption of awards granted under the 2007 Assumed Plan or the grant of substitute awards, as the administrator determines appropriate to protect the rights and interest of participants under the 2007 Assumed Plan.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about our equity compensation plans of MiMedx as of December 31, 2009:

	A	B	C
Number of
securities
remaining
	Number of	Weighted	available for
	securities to be	average exercise	future issuance
	issued upon	price of	under equity
	exercise of	outstanding	compensation
	outstanding	options,	plans (excluding
	options,	warrants and	securities
	warrants and	rights reflected	reflected in
Plan Category	rights	in column (A)	column (A)*

Equity compensation plans approved by security holders	6,182,500	$1.10	195,050

Equity compensation plans not approved by security holders (1)	—	—	—

Total	6,182,500	$1.10	195,050

(1)	Excludes options to acquire 1,120,400 shares which have been granted to executives and employees in February 2010 and options to acquire 20,000 shares which have been granted to a consultant in March 2010, from the additional 3,000,000 shares which the Board of Directors authorized for issuance under the Assumed 2006 Stock Incentive Plan. See “Approval of Amendment to Assumed 2006 Stock Incentive Plan” below for additional information.

DIRECTOR COMPENSATION
The following table provides information concerning compensation of our directors for the nine months ended December 31, 2009. The compensation reported is for services as directors. Only those directors who received compensation for such services during the nine months ended December 31, 2009, are listed.

						Change in
	Fees					Pension
	Earned					Value and
	or				Non-Equity	Nonqualified
	Paid in	Stock	Option		Incentive Plan	Deferred	All Other
	Cash	Awards	Awards		Compensation	Compensation	Compensation	Total
Name	($)(2)(3)	($)	($)(6)		($)	Earnings	($)	($)
Kurt M. Eichler	30,875	—	—		—	—	—	30,875
Larry W. Papasan	32,750	—		(4)	—	—	—	32,750
Charles E. Koob	26,000	—		(5)	—	—	—	26,000
Ronald G. Wallace (1)	12,250	—	—		—	—	—	12,250
Andrew K. Rooke, Jr. (1)	16,750	—		(4)	—	—	—	16,750
Joseph G. Bleser (1)	2,500	—	29,500	(4)	—	—	—	32,000
J. Terry Dewberry (1)	2,500	—	29,500	(4)	—	—	—	32,000
Bruce Hack (1)	—	—	33,500	(4)	—	—	—	33,500

(1)	Effective June 2, 2009, Mr. Wallace resigned as a director of the Company. Effective February 24, 2009, Mr. Rooke was elected as a director of the Company. Effective September 23, 2009, Messrs. Bleser and Dewberry were elected as directors of the Company. Effective December 16, 2009, Mr. Hack was elected as a director of the Company.

(2)	Amount represents fees paid in cash and common stock during the nine months ended December 31, 2009.

(3)	In July 2009, we issued shares of common stock in lieu of cash for outstanding earned and unpaid director fees. The number of shares issued was determined by dividing the amount of earned and unpaid fees on June 30, 2009, by the closing price of our common stock on the date the arrangement was agreed to. The fair value of common stock paid to Messrs. Eichler, Papasan, Koob, Wallace and Rooke were $20,375, $22,250, $18,500, $12,250 and $8,000, respectively.

(4)	Named director has an aggregate of 50,000 options outstanding and no outstanding stock awards as of December 31, 2009.

(5)	Mr. Koob has an aggregate of 100,000 options outstanding and no outstanding stock awards as of December 31, 2009.

(6)	The Company follows the provisions of ASC topic 718 “Compensation — Stock compensation” which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments. The assumptions made in the valuation of our option awards is disclosed in Note 9 to our consolidated financial statements contained in our Annual Report on Form 10-K for the nine months ended December 31, 2009.

Our compensation policy for our non-employee directors is as follows:
•	an annual cash retainer of $20,000 for service as a member of the Board;

•	an annual cash retainer of $5,000 for service as a chairman of a Board committee;

•	an annual cash retainer of $2,500 for service as a non-chairman member of a Board committee; and

•	meeting attendance fees of $2,500 per Board of Directors or committee meeting attended in person and $500 per Board of Directors or committee meeting attended telephonically.
Each non-employee director also receives a grant of 50,000 options to purchase our common stock upon being first elected or appointed to the Board of Directors. The options vest 25% on the grant date and 25% at each anniversary of the grant date over three years. Directors who are employees of the Company receive no compensation for their service as directors or as members of board committees.
STOCK OWNERSHIP
The following table sets forth certain information regarding our capital stock, beneficially owned as of March 15, 2010, by each person known to us to beneficially own more than 5% of our common stock, each Named Executive Officer and director, and all directors and executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date. Unless otherwise indicated below, the address of those identified in the table is MiMedx Group, Inc., 811 Livingston Court, S.E., Suite B, Marietta, Georgia 30067.

	Number	Percentage
Name and address of	of Shares	Ownership
beneficial owner	(1)	(1)
Parker H. “Pete” Petit (2)	9,794,721	17.39%
Steve Gorlin (3)	2,787,973	5.42%
Charles E. Koob (4)	1,268,668	2.45%
Bruce L. Hack (5)	637,500	1.24%
Thomas J. Koob, Ph.D. (6)	531,750	1.03%
Kurt M. Eichler	524,083	1.02%
Larry W. Papasan (7)	161,168	*
Andrew K. Rooke, Jr. (8)	179,666	*
William C. Taylor (9)	65,050	*
J. Terry Dewberry (10)	29,166	*
Joseph Bleser (11)	29,166	*
Total Directors and Executive Officers (13 persons)(12)	16,211,411	28.17%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and investment power. Stock options, warrants and convertible securities which are exercisable within 60 days are deemed to be beneficially owned. On March 1, 2010, there were 51,261,220 shares of common stock issued and outstanding, net of 50,000 shares of common stock held in treasury.

(2)	Includes (i) 1,682,222 shares held by Mr. Petit; (ii) 912,500 shares of common stock issuable upon the exercise of vested options; (iii) 2,499,999 shares that are subject to currently exercisable warrants; (iv) 500,000 shares that may be acquired upon conversion of notes; (v) 975,000 shares of common stock and currently exercisable warrants to purchase 325,000 shares of common stock held by each of Cox Road Partners, LLLP, Cox Road Partners II, LLLP, and Petit Investments II, LLLP, limited liability limited partnerships over which Mr. Petit possesses sole voting and investment control and for which Mr. Petit serves as General Partner; (vi) 100,000 shares of common stock and currently exercisable warrants to purchase 50,000 shares of common stock held by the Parker H. Petit Grantor Trust over which Mr. Petit serves as the trustee; and (vii) 100,000 shares of common stock and 50,000 currently exercisable warrants to purchase shares of common stock held by Petit Investments, LP, a limited partnership where Mr. Petit serves as General Partner and Limited Partner and possesses shared voting and investment control.

(3)	Includes (i) 73,800 shares owned by Mr. Gorlin; (ii) 2,190,987 shares held in a trust for the benefit of Mr. Gorlin; (iii) 443,186 shares held by Mr. Gorlin’s wife; and (iv) 80,000 shares that are subject to currently exercisable stock options.

(4)	Includes (i) 615,000 shares held jointly by Mr. Koob and his wife; (ii) 253,668 shares held individually by Mr. Koob; (iii) 100,000 shares that are subject to currently exercisable stock options; and (iv) 300,000 shares that may be acquired upon conversion of notes held individually by Mr. Koob.

(5)	Includes (i) 416,667 shares owned by Mr. Hack; (ii) 208,333 shares that are subject to currently exercisable warrants; and (iii) 12,500 shares that are subject to currently exercisable stock options.

(6)	Includes (i) 344,250 shares owned by Dr. Koob; and (ii) 187,500 shares that are subject to currently exercisable stock options.

(7)	Includes (i) 61,168 shares owned by Mr. Papasan; (ii) 41,667 shares held in a trust for the benefit of Mr. Papasan; (iii) 37,500 shares that are subject to currently exercisable stock options; and (iv) 20,833 shares that are subject to currently exercisable warrants.

(8)	Includes (i) 154,666 shares owned by Mr. Rooke; and (ii) 25,000 shares that are subject to currently exercisable stock options.

(9)	Includes (i) 41,700 shares owned by Mr. Taylor; (ii) 2,500 shares that are subject to currently exercisable stock options; and (iii) 20,850 shares that are subject to currently exercisable warrants.

(10)	Includes (i) 16,166 shares owned by Mr. Dewberry; and (ii) 12,500 shares that are subject to currently exercisable stock options.

(11)	Includes (i) 16,166 shares owned by Mr. Bleser; and (ii) 12,500 shares that are subject to currently exercisable stock options.

(12)	Includes (i) shares controlled or held for the benefit of the executive officers and directors; (ii) 1,385,000 shares that are subject to stock options that are currently exercisable or exercisable within 60 days; (iii) 3,825,015 shares that are subject to currently exercisable warrants; and (iv) 1,000,000 shares that may be acquired upon conversion of notes.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
Under its charter, our Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of our directors, officers, principal stockholders or any of their respective affiliates, associates or related parties. In determining whether to approve or ratify a related party transaction, the Audit Committee considers all relevant facts and circumstances available to it, such as:
•	whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•	whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.
Transactions
In April 2009, the Company commenced a private placement to sell 3% Convertible Senior Secured Promissory Notes (the “Senior Notes”) to accredited investors. The Company completed the offering on June 17, 2009, and received aggregate proceeds of $3,472,000, representing the face value of the Senior Notes. The aggregate proceeds include $250,000 of Senior Notes sold to Pete Petit, our Chairman of the Board of Directors, and CEO, $150,000 of Senior Notes sold to Charles E. Koob, one of our directors, and $100,000 of Senior Notes to Roberta L. McCaw, who later became our General Counsel and Corporate Secretary.
The Senior Notes are convertible into shares of the Company’s common stock at $.50 per share (a) at any time upon the election of the holder of the Senior Notes; (b) automatically immediately prior to the closing of the sale of all or substantially all of the assets or more than 50% of the equity securities of the Company by way of a merger transaction or otherwise which would yield a price per share of not less than $.50; or (c) at the election of the Company, at such time as the closing price per share of the Company’s common stock (as reported by the OTCBB or on any national securities exchange on which the Company’s shares may be listed) is not less than $1.50 for at least 20 consecutive trading days in any period prior to the maturity date. If converted, the common stock will be available to be sold following satisfaction of the applicable conditions set forth in Rule 144. The Senior Notes mature in three years and earn interest at 3% per annum on the outstanding principal amount payable in cash on the maturity date or convertible into shares of common stock of the Company as provided for above. The Senior Notes are secured by a first priority lien on all of the assets, including intellectual property, of MiMedx, Inc., excluding, however, the membership interests in SpineMedica, LLC. The Senior Notes are junior in payment and lien priority to any bank debt of the Company in an amount not to exceed $5,000,000 subsequently incurred by the Company. As of December 31, 2009, no Senior Notes have been converted, no principal payments have been made, no interest has been paid, and aggregate accrued interest payable to our executives related to their investments approximates $10,500.
On June 4, 2009, the Company’s Board of Directors agreed to issue additional shares of its common stock to investors who had purchased shares of its common stock in conjunction with the September 2008 Private Placement, the November 2008 Private Placement and the February 2009 Private Placement in order to bring the cost of the acquired shares to $.50 per share. The Board of Directors approved the issuance of the additional shares to be fair to the investors who had invested in the Company when it was most in need of funding and to enable the Company’s future fundraising efforts. The issuance was approved by all of the disinterested members of the Board of Directors. As a condition to the receipt of the additional shares, the investors were required to waive registration rights otherwise available with respect to the shares issued in the private placements. The Company issued 2,490,000 additional shares as a result of this action and recorded additional expense of $1,305,100, based on the fair value of the Company’s stock price on the date each respective waiver was executed. Of this amount Pete Petit, our Chairman of the Board of Directors and CEO, received 1,755,000 additional shares, and Charles E. Koob, one of our directors, received 100,000 additional shares.
In October 2009, Pete Petit, the Company’s Chairman of the Board of Directors and CEO, (the “holder”), completed an advance of $500,000 to fund the Company’s working capital evidenced by a 5% Convertible Promissory Note (the “Note”). The Note was due and payable in full on December 20, 2009 and, at the option of the holder, was convertible into the number of shares of common stock of the Company equal to the outstanding principal amount and accrued interest of the Note divided by $.60 per share. Additionally, under the terms of the Note, the Company issued 1,666,666 warrants to the holder with an exercise price of $.60 per share and a fair value of $975,833 on the date of repayment. The warrants expire in September 2012. The outstanding principal and accrued interest of approximately $505,000 was paid back to the holder in December 2009. As of December 31, 2009 no warrants have been exercised under this arrangement.

In October 2009, the Company commenced a private placement to sell common stock and warrants. From October 30, 2009, through December 31, 2009, the Company sold 7,697,865 shares of common stock at a price of $.60 per share and received proceeds of $4,618,720. Under the terms of the offering, for every two shares of common stock purchased, the investor received a 5-year warrant to purchase one share of common stock for $1.50, (a “Warrant”). Through December 31, 2009, the Company issued a total of 3,848,933 warrants. Of the total proceeds raised Pete Petit, our Chairman of the Board of Directors and CEO, purchased 1,666,666 shares of our common stock and received 833,333 warrants for total consideration of $1,000,000. Additionally two entities in which Mr. Petit has a beneficial interest each purchased 100,000 shares of our common stock and received 50,000 warrants for total consideration of $60,000.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC. Officers, directors and beneficial owners of more than ten percent of the common stock are required by SEC regulations to furnish the Company with copies of all such forms that they file.
Based solely on the Company’s review of the copies of Forms 3, 4, and 5 the Company believes that during the nine months ended December 31, 2009, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the common stock, with the exception of Steve Gorlin, who was one day late in filing a Form 4 related to a transfer of common stock, and Dr. Thomas J. Koob, who filed late one Form 4 related to the acquisition of common stock he received in conjunction with an inventors agreement between Dr. Koob and a licensor. All filings have been made.
APPROVAL OF PROPOSAL TO AMEND MIMEDX’s AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS
(PROPOSAL 2)
In this Proposal 2, you are being asked to authorize the Board of Directors to amend Article 10 of the Company’s Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office, or “board classification.”
Description of Proposal
The Company currently elects its directors to serve on the Board of Directors for one year terms expiring at each annual meeting of shareholders following their election. Florida law permits provisions in a company’s articles of incorporation or bylaws approved by shareholders that provide for a classified Board of Directors. If the board classification is approved, the Company’s Board of Directors, upon filing of a certificate of amendment with the Secretary of State of the State of Florida, will be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible with the term of office of the directors of one class expiring each year.
The directors elected at the Annual Meeting of Shareholders will continue to serve on the Board of Directors, but the term of office will be in one of three classes whereby Class I directors will serve for a term expiring on the date of the 2011 annual meeting of shareholders, Class II directors will serve for a term expiring on the date of the 2012 annual meeting of shareholders and Class III directors will serve for a term expiring on the date of the 2013 annual meeting of shareholders. Thereafter, each director will be elected to serve for a three year term ending on the date of the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected. Vacancies may be filled by the Board of Directors, in the manner provided in the Company’s bylaws, and the term of office of any director elected by the Board of Directors will continue for the duration of the term for that class.

Classification of Directors

CLASS	DIRECTOR	INITIAL TERM	SUBSEQUENT
DESIGNATION	NOMINEES	EXPIRATION	TERM EXPIRATION

Class I	Kurt M. Eichler Andrew K. Rooke, Jr. Charles E. Koob	2011 Annual Meeting of Shareholders	2014 Annual Meeting of Shareholders

Class II	Joseph G. Bleser Steve Gorlin Bruce Hack	2012 Annual Meeting of Shareholders	2015 Annual Meeting of Shareholders

Class III	Parker H. Petit J. Terry Dewberry Larry W. Papasan	2013 Annual Meeting of Shareholders	2016 Annual Meeting of Shareholders
Reason for Board of Directors Classification
The Board of Directors believes that a classified board will be beneficial to our Company and has made this proposal in order to promote orderly membership succession and turnover among the members of our Board of Directors, ensure continuity and stability in leadership and realize the benefits of institutional knowledge. The Board of Directors believes a classified board permits more effective long-term strategic planning and promotes the creation of long-term value for our shareholders.
Currently, a change in control of the Board of Directors can be made by a majority of the shareholders at a single shareholders’ meeting. The Board of Directors believes that the board classification proposal will assist it in protecting the interests of the Company’s shareholders in the event of an unsolicited offer for the Company by making more difficult an attempted takeover of the Company on terms that may not be in the best interests of the Company or our shareholders and that is not approved by the Board of Directors. The proposal is not, however, in response to any effort of which the Company is aware to accumulate the Company’s capital stock or to obtain control of the Company. Although the Board of Directors has no current intention to adopt or submit for shareholder approval other measures that could have the effect of discouraging unsolicited takeover attempts, it reserves the right to do so in the future.
The Board of Directors also considered several disadvantages of the board classification. Because of the additional time required to change control of the Company’s Board of Directors, the board classification proposal will tend to perpetuate present management, and may discourage certain takeover bids. The Board believes the advantages of a staggered board outweigh those disadvantages.
Procedure for Effecting Board of Directors Classification
If the board classification is approved by the Company’s shareholders, the Company will file a certificate of amendment with the Secretary of State of the State of Florida. The board classification will become effective at the time of filing on the date of filing the certificate of amendment or at any other time and/or date stated in the certificate of amendment, which is referred to as the “effective time.” The text of the proposed amendment to the Charter is set forth in Appendix A to this proxy statement; provided, however, that the text of the certificate of amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Florida and as the Board of Directors deems necessary and advisable to effect the board classification.
At the effective time, as stated above, the directors elected at the Annual Meeting of Shareholders shall continue to serve on the Board of Directors, but the term of office shall be in one of three classes whereby Class I directors shall serve for a term expiring on the date of the 2011 annual meeting of shareholders, Class II directors shall serve for a term expiring on the date of the 2012 annual meeting of shareholders and Class III directors shall serve for a term expiring on the date of the 2013 annual meeting of shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE
“FOR” THIS PROPOSAL TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE CLASSIFICATION OF OUR
BOARD OF DIRECTORS.
APPROVAL OF PROPOSAL TO AMEND MIMEDX’s AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO PROVIDE THAT DIRECTORS MAY ONLY BE REMOVED FOR CAUSE
(PROPOSAL 3)
You are being asked in this Proposal 3 to authorize the Board of Directors to amend Article 10 of the Company’s Articles of Incorporation to provide that directors may be removed only for cause. The proposed amendment on removal of directors also requires a vote of no less than 66 2/3% of the shares entitled to vote on such removal.
Description of Proposal
As discussed with respect to Proposal 2, our Board of Directors recommends that the shareholders approve an amendment to amend Article 10 of the Company’s Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office. The Board of Directors made that proposal to promote orderly membership succession and turnover among the members of our Board of Directors, ensure continuity and stability in leadership, realize the benefits of institutional knowledge, permit more effective long-term strategic planning, and promote the creation of long-term value for our shareholders.
In order to prevent a shareholder or group of shareholders from circumventing the board classification, the Board of Directors has also approved an amendment to Article 10 of the Articles of Incorporation to provide that directors may only be removed for cause and that such removal requires a vote of 66 2/3% of the shares eligible to vote on such removal. If both Proposal 2 and Proposal 3 are approved, the likely effect is that someone acquiring a simple majority of the outstanding stock would need at least two annual meetings to change the majority control of the Board of Directors. Because of the additional time required to change control of the Board of Directors, the amendments, taken together, will tend to perpetuate present management and will tend to discourage certain tender offers, which may not be in the best interests of all shareholders. The amendments also will make it more difficult for the shareholders to change the composition of the Board of Directors, even if the shareholders believe such a change would be desirable. The Board believes the advantages to the amendment outweigh the potential disadvantages.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” THIS PROPOSAL TO APPROVE AN AMENDMENT TO OUR AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY BE
REMOVED ONLY FOR CAUSE.
APPROVAL OF AMENDMENT TO ASSUMED 2006 STOCK INCENTIVE PLAN
(PROPOSAL 4)
The Board of Directors has approved and recommends that the shareholders of the Company ratify and approve the amendment of the Company’s Assumed 2006 Stock Incentive Plan (the “Plan”) to amend the Plan to increase the number of authorized shares of common stock that may be issued under the Plan from 5,500,000 to 8,500,000 shares. A copy of the Plan, as amended, is attached as Appendix B. Approval of the amendment of the Plan by the shareholders is intended, among other things, to qualify options, stock grants and stock appreciation rights (“SARs”) granted under the plan as “performance-based compensation,” which is not subject to the limits on deductibility of Section 162(m) of the Code, described further below, and to enable the Company to grant incentive stock options (“ISOs”) under Section 422 of the Code.

The Plan was adopted by a predecessor organization effective November 27, 2006. The purpose of the Plan is to encourage and enable selected employees, directors, and independent contractors of the Company and its affiliates to acquire or increase their holdings of common stock and other equity-based interests in the Company in order to promote a closer identification of their interests with ours, thereby stimulating their efforts to enhance our efficiency, soundness, profitability, growth and shareholder value. Persons eligible to participate in the Plan are such employees, officers, independent contractors and consultants of the Company or one of its subsidiaries (or future parent companies) as the administrator of the Plan in its discretion, shall designate from time to time. As of March 31, 2010, the Company employed approximately 42 full-time personnel.
Summary of the Plan
Shares Available for Issuance under the Plan
Of the 5,500,000 shares previously authorized by the shareholders to be issued under the Plan, as of December 31, 2009, 78,700 shares were issued, 5,226,250 shares were subject to outstanding options, and 195,050 shares remained available for future issuance. At its meeting on February 23, 2010, the Board of Directors determined that it was in the best interest of the Company and its shareholders to amend the Plan in order to provide that an additional 3,000,000 shares of the Company’s common stock may be issued pursuant to the Plan. The additional shares represent approximately 5.84% of the common stock outstanding as of March 15, 2010.
Of the shares available for issuance under the Plan, the maximum that we may issue pursuant to incentive stock options is 8,500,000. In addition, if and to the extent that Section 162(m) of the Code is applicable:
•	we may not grant to any participant options or SARs that are not related to an option for more than 1,000,000 shares of common stock in any calendar year;

•	we may not grant to any participant awards for more than 1,000,000 shares of common stock in any calendar year; and

•	participants may not be paid more than $2,000,000 with respect to any cash-settled award granted in any calendar year, subject in each case to adjustments as provided in the Plan.
The following will not be included in calculating the share limitations set forth above:
•	dividends;

•	awards which by their terms are settled in cash rather than the issuance of shares;

•	shares subject to an award that are repurchased or reacquired by us; and

•	any shares a participant surrenders or we withhold to pay the option or purchase price for an award or use to satisfy any tax withholding requirement in connection with the exercise, vesting, or earning of an award.
We will further adjust the number of shares reserved for issuance under the Plan and the terms of awards in the event of an adjustment to the capital stock structure of the Company or one of our affiliates due to a merger, consolidation, reorganization, stock split, stock dividend or similar event.
Administration, Amendment and Termination
Currently, our Compensation Committee administers the Plan. In this discussion, we refer to our Compensation Committee as the “administrator.” Subject to certain restrictions set forth in the Plan, the administrator has full and final authority to take actions and make determinations with respect to the Plan.
Subject to certain terms and conditions, the administrator may delegate to one or more of our officers the authority to grant awards, and to make determinations otherwise reserved for the administrator with respect to such awards.

Our Board of Directors may amend, alter, or terminate the Plan at any time, subject to certain exceptions and restrictions set forth in the Plan. Our Board of Directors may also amend, alter, or terminate any award, although participant consent may be required.
The administrator may amend the Plan and any award, without participant consent and, except where required by applicable laws, without shareholder approval, in order to comply with applicable laws. In addition, the administrator may make adjustments to awards upon the occurrence of certain unusual or nonrecurring events. The administrator may (subject to certain Plan limitations) cause any award or any portion thereof to be cancelled in consideration of an alternative award or cash payment of an equivalent cash value. The administrator also may determine that a participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. Except to the extent otherwise required under Code Section 409A, the administrator also may modify or extend the terms and conditions for exercise, vesting, or earning of an award and/or accelerate the date that any award may become exercisable, vested, or earned, without any obligation to accelerate any other award.
Options
The Plan authorizes the grant of both incentive stock options and nonqualified stock options. The administrator will determine the option price at which a participant may exercise an option. The option price may not be less than 100% of the fair market value on the date of grant (or 110% of the fair market value with respect to incentive stock options granted to a 10% or more shareholder) and also may not be less than the par value per share (subject to certain exceptions in the case of substitute or assumed options).
Unless an individual award agreement provides otherwise, a participant may pay the option price in cash or, to the extent permitted by the administrator and applicable laws, by tendering shares of common stock, by the withholding of shares upon exercise, by such other consideration as the administrator may deem appropriate, or a combination of the foregoing.
At the time of option grant, the administrator will determine the terms and conditions of an option, the period or periods during which an option is exercisable, and the option term (which, in the case of incentive stock options, may not exceed ten years, or five years with respect to a 10% or more shareholder). Options are also subject to certain restrictions on exercise if the participant terminates employment or service.
Stock Appreciation Rights
Subject to the limitations of the Plan, the administrator may in its sole discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the administrator shall determine. SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately to an eligible individual (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination thereof, as determined by the administrator. Upon the exercise of an SAR, the holder of an SAR is entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value per share of common stock on the date of exercise over the base price per share of such SAR by (ii) the number of shares of common stock with respect to which the SAR is being exercised. The base price may be no less than 100% of the fair market value per share of common stock on the date the SAR is granted (except in the case of certain substituted or assumed SARs in a merger or similar transaction).
SARs are exercisable according to the terms established by the administrator and stated in the applicable award agreement. Upon the exercise of a related SAR, the related option is deemed to be canceled to the extent of the number of shares of common stock for which the related SAR is exercised. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to with respect to a particular SAR. Each award agreement will state the extent to which a holder may have the right to exercise an SAR following termination of the holder’s employment or service with the Company or an affiliate, as determined by the administrator.

Restricted Awards
Subject to the limitations of the Plan, the administrator may grant restricted awards to such individuals in such numbers, upon such terms, and at such times as the administrator shall determine. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions which must be met for the restricted award to vest and be earned, in whole or in part, and be no longer subject to forfeiture. Restricted stock awards may be payable in common stock. Restricted stock units may be payable in cash or common stock, or a combination thereof.
Subject to certain limitations in the Plan, the administrator will determine the restriction period during which a participant may earn a restricted award and the conditions to be met in order for it to be granted or to vest or be earned. These conditions may include:
•	payment of a stipulated purchase price;

•	attainment of performance objectives;

•	continued service or employment for a certain period of time;

•	retirement;

•	displacement;

•	disability;

•	death; or

•	any combination of these conditions.
Subject to the terms of the Plan and Code Section 409A requirements, the administrator determines whether and to what degree restricted awards have vested and been earned and are payable. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Plan and the individual award, the participant will forfeit the award and related benefits unless the administrator determines otherwise.
Dividend and Dividend Equivalent
The administrator may provide that awards earn dividends or dividend equivalents, subject to restrictions set forth in the Plan. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s account, subject to such restrictions and conditions as the administrator may establish.
Change in Control
Upon a “change in control,” as defined in the Plan and subject to any Code Section 409A requirements, the administrator will have discretion to determine the effect, if any, on awards granted under the Plan. The administrator may determine that an award may vest, be earned or become exercisable, may be assumed or substituted, may be cancelled, or that other actions or no actions will be taken.
Transfer and Other Restrictions
Awards generally are not transferable other than by will or the laws of intestate succession or as may otherwise be permitted by the administrator, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and/or performance period has expired and until all conditions to vesting the award have been met. As a condition to the issuance or transfer of common stock or the grant of any other Plan benefit, we may require a participant or other person to become a party to an agreement imposing such conditions or restrictions as we may require.
Certain Federal Income Tax Consequences
The following generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. The provisions of the Code and related regulations and other guidance are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options
The grant and exercise of an incentive stock option generally will not result in taxable income to the participant if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee of the Company from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the option over the option price generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may incur federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.
The Company generally is not entitled to a deduction upon the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized exceeds the option price. This amount will be treated as capital gain or loss.
If the holding period requirements described above are not met, the participant will have ordinary income in the year of disposition to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. The Company generally is entitled to deduct as compensation the amount of ordinary income realized by the participant.
Pursuant to the Code and the terms of the Plan, in no event can there first become exercisable by a participant in any one calendar year incentive stock options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the Plan exceeds this limitation it will be treated as a nonqualified option.
Nonqualified Options
If a participant receives a nonqualified option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant.
Stock Appreciation Rights
The grant of an SAR will not result in taxable income to a participant or a tax deduction to the Company. Upon exercise of the SAR, the amount of cash and fair market value of shares received by the participant (determined at the time of delivery to the participant), less cash or other consideration paid (if any), is taxed to the participant as ordinary income and the Company generally will be entitled to receive a corresponding tax deduction.
Restricted Stock Awards
The grant of restricted stock awards will not result in taxable income to the participant or a tax deduction to the Company, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be taxed to the participant as ordinary income, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his ordinary income at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. The Company generally will be entitled to a corresponding tax deduction.

Restricted Stock Units and Dividend Equivalents
The federal income tax consequences of the award of restricted stock units or dividend equivalents will depend on the conditions of the award. Generally, the grant of one of these awards does not result in taxable income to the participant or a tax deduction to the Company. However, the participant will recognize ordinary compensation income at settlement of the award equal to any cash and the fair market value of any common stock received (determined as of the date that the award is not subject to a substantial risk of forfeiture or transferable). The Company generally is entitled to a deduction upon the participant’s recognition of income in an amount equal to the ordinary income recognized by the participant.
Section 409A of the Code
Section 409A of the Code imposes certain requirements on deferred compensation. The Company intends for the Plan to comply in good faith with the requirements of Section 409A of the Code including related regulations and guidance, where applicable and to the extent practicable. If, however, Section 409A of the Code is deemed to apply to an award, and the Plan and award do not satisfy the requirements of Section 409A of the Code during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Section 409A of the Code to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includible in income and may also be subject to interest charges under Section 409A of the Code. The Company generally will be entitled to an income tax deduction with respect to the amount of compensation includible as income to the participant. The Company undertakes no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.
Accounting Treatment
Stock Option grants or stock issuances made to employees or directors under the Plan are accounted for under the the provisions of ASC topic 718 “Compensation — Stock compensation” which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (options and warrants). Under the fair value based method, total compensation expense related to such stock options or stock issuances is determined using the fair value of the stock options or stock issuances on the date of grant. Total compensation expense is recognized on a straight-line basis over the vesting period of the applicable stock option or stock grant.
Description of the Changes to the Plan
Increase in Number of Shares. The amendment that the shareholders are being asked to approve includes an increase in the number of shares of Company common stock available for issuance from 5,500,000 to 8,500,000. As of March 30, 2010, 78,700 shares of common stock have been issued under the Plan and are included in the number of shares outstanding. In addition, no shares remain available for issuance under the Plan as previously approved by shareholders at March 30, 2010. Awards under the Plan will be based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. Accordingly, future awards (“new plan benefits”) under the Plan are not determinable at this time. Reference is made to the sections captioned “Executive Compensation” and “2009 Outstanding Equity Awards” of this Proxy Statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under former and existing stock incentive plans.
Plan Benefits
The Compensation Committee granted options from among the newly authorized shares in February 2010, as follows: Messrs. Petit and Taylor and Dr. Koob were granted 225,000, 350,000 and 55,400 options, respectively. All other executives as a group were granted a total of 303,900 options and all other employees as a group were granted a total of 186,100 options. The Compensation Committee also authorized an aggregate of 465,000 options to be granted to certain consultants, subject to entering into final agreements with such consultants. Of these options, 20,000 options have been granted as of March 30, 2010.
Other than those grants, the selection of individuals who will receive awards of the newly authorized shares under the Plan and the amount of any such awards are subject to Compensation Committee discretion and are not yet determinable. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in fiscal 2010. The number of shares of common stock subject to awards granted in fiscal 2009 to the Company’s Named Executive Officers is set forth in this Proxy Statement in the “Summary Compensation Table” and the “Grant of Plan-Based Awards Table.”

Market Price of the Common Stock
The closing price of the Company’s common stock as reported on the OTCBB was $1.60 per share on March 30, 2010. As of such date, the aggregate market value of the 8,421,300 shares of common stock issuable under the Plan was $13,474,080.
The preceding summary of the Plan is qualified in its entirety by reference to the complete text of the Plan set forth in Appendix B to this proxy statement.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
ADOPTION OF THE AMENDMENTS TO THE ASSUMED 2006 STOCK INCENTIVE PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 5)
Independent Registered Public Accounting Firm For 2010
The Board of Directors, upon the recommendation of its Audit Committee, has selected Cherry, Bekaert & Holland L.L.P. to audit our accounts for the fiscal year ending December 31, 2010. Cherry, Bekaert & Holland L.L.P. has reported that none of its members has any direct financial interest or material indirect financial interest in us. Currently, our Audit Committee is composed of Mr. Dewberry, Mr. Papasan and Mr. Bleser and has responsibility for recommending the selection of our independent registered public accounting firm.
The Audit Committee’s pre-approval process for non-audit and audit-related services may be found in the charter of the Audit Committee.
Representatives of Cherry, Bekaert & Holland L.L.P. are expected to be present at the Annual Meeting of Shareholders. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit Firm Fee Summary.
The following table presents fees billed for professional audit services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of our annual financial statements for the nine months ended December 31, 2009, and fiscal year ended March 31, 2009 and fees billed for other services rendered by Cherry, Bekaert and Holland, L.L.P., our independent registered public accounting firm during these periods.

	Nine months	Fiscal year
	ended	end
	December 31, 2009	March 31, 2009

Audit Fees	$116,864	$217,728
Tax Fees	$11,000	$18,500
All Other Fees	$—	$—
Audit Fees. This category includes fees for (i) the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q; and (ii) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant periods described above. There were no separate audit-related services or fees.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning, tax return preparation, tax research and tax advice.
All Other Fees. This category includes the aggregate fees for products and services that are not reported above under “Audit Fees,” or “Tax Fees.”
Audit Committee Pre-Approval Policy.
The Audit Committee has responsibility for the appointment, retention and oversight of the work of our independent auditors, to recommend their selection and engagement, to review and approve in advance all non-audit related work performed by our independent registered public accounting firm prior to the performance of each such service. The Audit Committee is also required to establish formal policies and procedures for the engagement of the independent auditors to provide permitted non-audit services. The Audit Committee gave its prior approval to all services provided by our independent auditors in fiscal 2009. The Audit Committee has determined that the provision of services by Cherry, Bekaert & Holland, L.L.P, is compatible with maintaining the independence of the independent registered public accounting firm.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.
REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filing by the Company under the Securities Act of 1933 or the Exchange Act of 1934 except to the extent that the Company incorporates it by specific reference.
In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of MiMedx’s financial reporting processes.
Review and Discussions with Management. The Audit Committee has reviewed and discussed our audited financial statements for the nine months ended December 31, 2009 with our management.
Review and Discussion with Independent Registered Public Accounting Firm. The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity, in all material respects, of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of MiMedx’s accounting principles and such other matters as are required to be discussed with the Audit Committee by standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB.
Conclusion. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors J. Terry Dewberry, Chairman Joseph G. Bleser Larry W. Papasan

DEADLINE FOR SHAREHOLDER PROPOSALS
Proposals of shareholders intended for inclusion in our proxy statement relating to the 2011 annual meeting of shareholders must be received at our offices (addressed to the attention of the Corporate Secretary) not later than December 9, 2010. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any shareholder proposal not included in the proxy materials we disseminate for our 2011 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after December 9, 2010, Management proxies will be authorized to exercise discretionary authority with respect to any shareholder proposal not included in our proxy materials unless (a) we receive notice of such proposal by December 9, 2010, and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.
ADDITIONAL INFORMATION
Management knows of no matters that are to be presented for action at the Annual Meeting of Shareholders other than those set forth above. If any other matters properly come before the Annual Meeting of Shareholders, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.
We will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement to beneficial owners of common stock held in their names and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, will be sent to any shareholder without charge upon written request addressed to:
Michael J. Senken
MiMedx Group, Inc.
811 Livingston Ct., S.E., Suite B
Marietta, Georgia 30067

By order of the Board of Directors,

Parker H. Petit
Chairman and Chief Executive Officer April __, 2010

APPENDIX A
CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
MIMEDX GROUP, INC.

A-1

APPENDIX B
MIMEDX GROUP, INC.
2006 ASSUMED STOCK INCENTIVE PLAN

B-1

MIMEDX GROUP, INC
811 Livingston Ct, Suite B
Marietta, GA 30067
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐

1.	Election of Directors Nominees

01 Parker H. Petit	02 Steve Gorlin	03 Kurt M. Eichler	04 Charles E. Koob	05 Larry W. Papasan
06 Andrew K. Rooke, Jr.	07 Joseph G. Bleser	08 J. Terry Dewberry	09 Bruce Hack

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2.   PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLE 10 OF THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES OF DIRECTORS WITH STAGGERED TERMS OF OFFICE.
	☐	☐	☐

3. PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLE 10 OF THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY ONLY BE REMOVED FOR CAUSE.	☐	☐	☐

4. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ASSUMED 2006 STOCK INCENTIVE PLAN.	☐	☐	☐

5. PROPOSAL TO RATIFY THE APPOINTMENT OF CHERRY, BEKAERT & HOLLAND L.L.P. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.	☐	☐	☐

NOTE: And such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

MIMEDX GROUP, INC
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Shareholders
May 11, 2010, 11:00 EDT
The shares represented by this proxy will be voted as specified herein by the shareholder when instructions are given in accordance with the procedures described herein and in the accompanying proxy statement. If no specification is made, all shares will be voted “FOR” election of directors and the approval of the proposals set forth in the proxy statement.
The shareholder represented herein appoints ____ and ____, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said shareholder at the Annual Meeting of Shareholders of MiMedx Group, Inc. to be held at ____, on May 11, 2010 at 11:00 AM (Eastern Daylight Time), and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.
Shareholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side